Designated Filer:  Warburg, Pincus Ventures, L.P.
Issuer & Ticker Symbol:  Scientific Learning Corporation (SCIL)
Date of Event Requiring Statement:  August 15, 2007


                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:     Warburg Pincus Partners LLC
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

2.   Name:     Warburg Pincus LLC
     Address:  466 Lexington Avenue
               New York, NY 10017

3.   Name:     Warburg Pincus & Co.
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

4.   Name:     Charles R. Kaye
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

5.   Name:     Joseph P. Landy
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017